EXHIBIT 99.1
                              FOR IMMEDIATE RELEASE

                                  PRESS RELEASE

 LANGLEY PARK INVESTMENT TRUST PLC CLOSES ITS ACQUISITION OF AVENUE GROUP, INC.
           SHARES AND COMMENCES TRADING ON THE LONDON STOCK EXCHANGE

ENCINO, CALIFORNIA, October 18, 2004 -- Avenue Group, Inc. (OTCBB:AVNU) announced today that on October 7, 2004 it closed a transaction with Langley Park Investment Trust PLC previously announced on August 17, 2004, pursuant to which Langley Park Investment purchased Avenue shares in exchange for 6,057,269 shares of Langley.

Langley Park Investment Trust PLC is a newly formed London-based investment trust that has been established specifically to invest in US micro cap companies with long term growth potential. Langley Park Investment shares began trading on the London Stock Exchange on October 7, 2004. Langley announced on October 8, 2004 that its unaudited Net Asset Value per share as of the close of business on October 7, 2004 was 115p. Avenue Group cannot state with certainty what the trading value for the Langley shares will be.

Langley entered into a "lock-up" agreement with Avenue pursuant to which it agreed not to trade the Avenue shares it received as a result of this transaction for a period of two years from the closing date. In full payment for the shares of Avenue Group, Langley issued to Avenue USD $11 million equivalent of its shares at a price per share valued at One British Pound.

Fifty percent of the Langley Shares will be held in escrow for two years following their issuance, and, in the event the per share market price of the Avenue common stock at such time is less than the per share value of the Avenue stock at the time of the closing, Langley shall have the right to repurchase a percentage of the Escrowed Langley shares equal to the percentage of such decline at an agreed upon price. The remaining Langley shares held in escrow shall be released to Avenue at such time.

"We are very pleased that the transaction with Langley Park Investment has closed and that its shares have commenced trading on the London Stock Exchange," said Levi Mochkin, President and Chief Executive Officer of Avenue Group, "We look forward to a fruitful relationship with Langley Park Investment."

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For additional information about Avenue Group, Inc., please see our website at
http://www.avenuegroupinc.com.

Contact:
Avenue Group, Inc.
Levi Mochkin, 818-465-1200
ir@avenuegroupinc.com

         Certain information contained in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Act of 1995 (the "Act"), which became law in December, 1995. In order to obtain the benefits of the "safe harbor" provisions of the Act for any such forward-looking statements, the Company wishes to caution Investors and prospective Investors about significant factors which, among others, have in some cases affected the Company's actual results and are in the future likely to affect the Company's actual results and cause them to differ materially from those expressed in any such forward-looking statements. Actual results may differ as a result of factors over which the Company has no control, including general economic and business conditions; effects of war or terrorists acts on the capital markets or the Company's activities, including oil and gas exploration and production, competition and ability to gain market acceptance of products; success of its operating and investment initiatives; including its oil and gas exploration and drilling initiatives, operating costs; fluctuation in oil and gas prices, advertising and promotional efforts; the existence or absence of adverse publicity; changes in business strategy or development plans; the ability to retain management; its ability to obtain financing for its ongoing operations or proposed initiatives; availability, terms and deployment of capital; availability of qualified personnel; labor and employment benefit costs; changes in, or failure to comply with, various government regulations; slower than anticipated completion of research and volatility in the trading price of its securities, and other risks listed from time to time in reports filed with the Securities and Exchange Commission, which factors are incorporated herein by reference. This news release is not an offer to sell or a solicitation of an offer to buy any securities of the Company. Any such solicitation or offer may only be made through a prospectus which has been approved by the Securities and Exchange Commission in the states in which such solicitation or offer has been approved.